Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268797 on Form S-1 and Registration Statement No. 333-269047 on Form S-8 of our report dated February 15, 2023, relating to the financial statements of GE HealthCare Technologies Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 15, 2023